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                                                                    EXHIBIT 23.3

                        CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-73600 of Loral CyberStar, Inc. (a wholly owned subsidiary of Loral Space & Communications Ltd.) and Loral Space & Communications Ltd. (a Bermuda company) on Form S-4 of our reports with respect to the consolidated financial statements of Loral CyberStar, Inc. appearing in the Annual Report on Form 10-K of Loral CyberStar, Inc. for the year ended December 31, 2000 and the consolidated financial statements and consolidated financial statement schedule of Loral Space & Communications Ltd. appearing in the Annual Report on Form 10-K, as amended on Form 10-K/A, of Loral Space & Communications Ltd. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

San Jose, California

November 20, 2001